Exhibit 4.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference made to our firm under the caption “Independent Registered Public Accounting Firm” in Part B of the Prospectus and to the use of our report dated February 23, 2016, in this Registration Statement (Form S-6 No. 333-208580) of Smart Trust 224, comprising Smart Trust, Rising Interest Rates Hedge Trust, Series 6.

/s/ Grant Thornton LLP

Chicago, Illinois

February 23, 2016